Exhibit 1

CUSIP No. 024061103

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of American Axle & Manufacturing Holdings, Inc.; and further agree that this Joint Filing Agreement be included as Exhibit 1. In evidence thereof, the undersigned hereby execute this agreement this 12th day of February, 2013.

JB INVESTMENTS MANAGEMENT, LLC

By:	/s/ Brian Riley
Name:	Brian Riley
Its:	Member

/s/ Brian Riley
Brian Riley

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